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                                                                   Exhibit 5.1


                      ON LETTERHEAD OF SIDLEY AUSTIN LLP


                                  May 22, 2007


FPL Recovery Funding LLC
700 Universe Boulevard
Juno Beach, FL 33408-0420

Florida Power & Light Company
700 Universe Boulevard
Juno Beach, FL 33408-0420

                  Re:      FPL Recovery Funding LLC
                           ------------------------

Ladies and Gentlemen:

            We have acted as special counsel to Florida Power & Light Company ("FPL") and FPL Recovery Funding LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the Registration Statement filed on Form S-3 ("Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of Senior Secured Bonds, Series A (the "Storm-Recovery Bonds") of the Company offered in such manner as described in the form of the prospectus (the "Prospectus") included as part of the Registration Statement. The Storm-Recovery Bonds are to be issued in an aggregate principal amount of $652,000,000 under an Indenture (the "Indenture"), dated May 22, 2007, between the Company and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as Trustee (the "Trustee").

            We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Storm-Recovery Bonds. We have examined and relied upon originals, or copies of originals, certified or otherwise identified to our satisfaction of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and other instruments, and examined such questions of law and satisfied ourselves to such matters of fact as we deemed relevant or necessary as a basis for this letter. In rendering the opinions expressed in this letter, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of any copies thereof submitted to us


Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

SIDLEY AUSTIN LLP
SIDLEY

FPL Recovery Funding LLC
Florida Power & Light Company
May 22, 2007
Page 2



for examination. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company or others.

            Based upon the foregoing, we are of the opinion that:

            1. The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

            2. The Company has limited liability company power and authority to execute and deliver the Indenture and to authorize and issue the Storm-Recovery Bonds and to perform its obligations under the Indenture and the Storm-Recovery Bonds.

            3. The Storm-Recovery Bonds will be legally issued and binding obligations of the Company, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' and contracting parties rights generally or general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), when such series of Storm-Recovery Bonds shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

            For the purposes of this letter, we have assumed that there will be no changes in the laws currently applicable to the Company and the validity, legally binding character or enforceability of the Storm-Recovery Bonds, and that such laws will be the only laws applicable to the Company and the Storm-Recovery Bonds.

SIDLEY AUSTIN LLP
SIDLEY

FPL Recovery Funding LLC
Florida Power & Light Company
May 22, 2007
Page 3


            This letter is limited to the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America. We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to sales of the Storm-Recovery Bonds.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations of the Commission. Except as stated above, without our prior written consent, this letter may not be furnished or quoted to, or relied upon by, any other person for any purpose.



                                          Very truly yours,

                                          /s/ SIDLEY AUSTIN LLP
                                          ---------------------
                                              Sidley Austin LLP